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                                                                    EXHIBIT 4.18


                              FIRST AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This First Amendment to Registration Rights Agreement dated as of December 30, 1999 (this "Amendment"), is entered into by and among Kilroy Realty
                ---------
Corporation, a Maryland corporation (the "Company" or the "REIT"), Kilroy
                                          -------          ----
Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), and
                                                   ---------------------
Montebello Realty Corp., a Delaware corporation (the "Unit Holder").
                                                      -----------

                                   Recitals
                                   --------

     Whereas, in connection with the offering of 9 1/4% Series D Cumulative Redeemable Preferred Units of the Operating Partnership (the "Units"), the Unit
                                                              -----
Holder (the "Contributor"), contributed to the Operating Partnership $39,000,000
             -----------
in return for 780,000 9 1/4% Series D Cumulative Redeemable Preferred Units of the Operating Partnership on terms and conditions set forth in that certain Contribution Agreement, dated as of December 9, 1999 (the "First Contribution
                                                           ------------------
Agreement"), by and among the Company, the Operating Partnership and the Unit
---------
Holder;

     Whereas, in accordance with the terms and conditions of that certain Contribution Agreement, dated as of the date hereof (the "Second Contribution
                                                          -------------------
Agreement"), among the Unit Holder, the Company and the Operating Partnership,
---------
the Unit Holder contributed to the Operating Partnership an additional $6,000,000 in return for an additional 120,000 Units;

     Whereas, pursuant to the Partnership Agreement (as defined below), the Units owned by the Unit Holder will be redeemable for cash or exchangeable for shares of the Company's 9 1/4% Series D Cumulative Redeemable Preferred Stock (the "Preferred Stock") upon the terms and subject to the conditions contained
      ---------------
therein; and

     Whereas, the Company and the Unit Holder entered into that certain Registration Rights Agreement, dated as of December 9, 1999 (the "Registration
                                                                  ------------
Rights Agreement"); and
----------------

     Whereas, in order to induce the Unit Holder to enter into the Second Contribution Agreement, the Company has agreed to amend the Registration Rights Agreement pursuant to the terms set forth herein.

     Now, therefore, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Definitions.  Section 1 of the Registration Rights Agreement is hereby
         -----------
amended by the deletion of the following definitions in their entirety and replacement with the following:
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          "Agreement" shall mean collectively, the Registration Rights
           ---------
     Agreement, dated as of December 9, 1999, among the Company, the Operating Partnership and the Unit Holder, as amended by that certain First Amendment to Registration Rights Agreement, dated as of December 30, 1999 among the Company, the Operating Partnership and the Unit Holder.

          "Contribution Agreement" means collectively, the First Contribution
           ----------------------
     Agreement, dated as of December 9, 1999 and the Second Contribution Agreement, dated as of December 30, 1999, by and among the Company, the Operating Partnership and the Contributor.

          "Articles Supplementary" means the Articles Supplementary of the
           ----------------------
     Company, filed with the Maryland State Department of Assessments and Taxation (the "Department") on December 10, 1999, designating up to 780,000 shares of 9 1/4% Series D Cumulative Redeemable Preferred Stock and the Articles Supplementary of the Company, filed with the Department on or about December 30, 1999, designating up to 120,000 shares of 9 1/4% Series D Cumulative Redeemable Preferred Stock.

          "Partnership Agreement" means the Fourth Amended and Restated
           ---------------------
     Agreement of Limited Partnership of the Operating Partnership dated as of November 24, 1998, as supplemented by that First Supplement, dated January 6, 1999; Second Supplement dated February 22, 1999; Third Supplement dated March 9, 1999, Fourth Supplement dated March 31, 1999; and Fifth Supplement, dated March 26, 1999, and as amended by a First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 9, 1999 and a Second Amendment to Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 30, 1999, and as the same may be amended, modified or restated from time to time.

     3.  Full Force and Effect.  Except as amended by the provisions hereof, the
         ---------------------
Registration Rights Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects.

     4.  Binding.  This Amendment shall be binding upon and shall inure to the
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benefit of the parties hereto, their respective legal representatives, successors and assigns.

     5.  Miscellaneous.
         -------------

         (a)   Counterparts.  This Amendment may be executed in any number of
               ------------
     counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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          (b) Headings.  The headings in this Amendment are for convenience of
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     reference only and shall not limit or otherwise affect the meaning hereof.

          (c) Governing Law.  This Amendment shall be governed by and construed
              -------------
     in accordance with the internal laws of the State of California without regard to the choice of law provisions thereof.

          (d) Severability.  In the event that any one or more of the provisions
              ------------
     contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


                       (Space Left Intentionally Blank)

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

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              KILROY REALTY CORPORATION,

                              a Maryland corporation


                              By: /s/ Tyler H. Rose
                                  -----------------------------------------
                                  Tyler H. Rose
                                  Senior Vice President and Treasurer



                              KILROY REALTY, L.P.,
                              a Delaware limited partnership

                              By: KILROY REALTY CORPORATION,
                              its general partner


                              By: /s/ Tyler H. Rose
                                  ------------------------------------------
                                  Tyler H. Rose
                                  Senior Vice President and Treasurer


                              MONTEBELLO REALTY CORP., a Delaware corporation


                              By: ___________________________________________
                                  Name:
                                  Title:

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